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                                                                   Exhibit 10.42

                      STANDARD INDUSTRIAL LEASE AGREEMENT

11,427 Square Feet           Facility Address:    757 Kenrick, Suite 100
                                                  ----------------------
                                                  Houston, Texas 77060
                                                  --------------------

                                LEASE AGREEMENT

THIS LEASE AGREEMENT, ("Lease") made and entered into by and between HOUSTON INDUSTRIAL ASSETS, L.P. hereinafter referred to as "Lessor", and Constant Power Manufacturing, Inc., a Texas Corporation (Tax IDS #76-0281773, Charter #01116391-00), hereinafter referred to as "Lessee";

                                  WITNESSETH:


     1. PREMISES AND TERM. In consideration of the mutual obligations of Lessor and Lessee set forth herein, Lessor leases to Lessee, and Lessee hereby takes from Lessor the Premises situated within the County of Harris, State of Texas, more particularly described in Paragraph 26A below and on EXHIBITS "A and B" attached hereto and incorporated herein by reference (the "Premises"), together with all rights, privileges, easements, appurtenances, and amenities belonging to or in any way pertaining to the Premises, to have and to hold, subject to the terms, covenants and conditions in this Lease. The term of this Lease shall commence on the commencement date hereinafter set forth and shall end on the last day of the month that is Sixty (60) months after the commencement date. If this Lease is executed before the Premises become vacant or otherwise available and ready for occupancy, or if any present lessee or occupant of the Premises holds over, and Lessor cannot acquire possession of the Premises prior to the date recited as the commencement date of this Lease, Lessor shall not be deemed to be in default hereunder, and Lessee agrees to accept possession of the Premises at such time as Lessor is able to tender the same, which date shall thenceforth be deemed the "commencement date", and Lessor hereby waives payment of rent covering any period prior to the tendering of possession to Lessee hereunder.

     A. EXISTING BUILDING. Lessee acknowledges that (i) it has inspected and accepts the Premises "AS IS," "WHERE IS," and "WITH ALL FAULTS" (except any latent defects), (ii) the buildings and improvements comprising the same are suitable for the purpose for which the Premises are leased, (iii) the Premises are in good and satisfactory condition, and (iv) the Premises shall be leased on an "AS IS," "WHERE IS," and "WITH ALL FAULTS" (except any latent defects) basis, and no representations as to the repair of the Premises, nor promises to alter, remodel or improve the Premises have been made by Lessor except those expressly set forth in Paragraph 26 and Exhibit "B" of this Lease. Unless mutually altered in writing by Lessee and Lessor or pursuant to the provisions of Paragraph 1 hereinabove, or Paragraphs 1.B or 1.C, hereinbelow, the commencement date shall be July 1, 2001. Upon request by Lessor, Lessee shall execute and deliver to Lessor a Letter of Acceptance of delivery of the Premises. Notwithstanding, Lessee's acceptance of the Premises shall be subject to the leasehold improvements listed in Paragraph 26C and Exhibit "B" attached hereto and incorporated herein by reference being substantially completed (as defined below in Paragraph 1B),


     B. BUILDING TO BE CONSTRUCTED OR SHELL SPACE. If the Premises or a major portion thereof is to be constructed, the commencement date shall be deemed to be the date upon which the Premises and other improvements to be erected in accordance with the plans and/or

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specifications described in Paragraph 26C and on Exhibit "B" attached hereto and incorporated herein by reference (the "Plans") have been substantially completed. As used herein, the term "substantially completed" shall mean, that in the reasonable opinion of Lessor, such improvements have been completed in accordance with the Plans and, the Premises are in good and satisfactory condition, subject only to completion of minor punch list items. As soon as such improvements have been substantially completed, Lessor shall notify Lessee in writing that the commencement date has occurred. Within twenty (20) days thereafter, Lessee shall submit to Lessor in writing a punch list of items needing completion or correction. Lessor shall use reasonable efforts to complete such items within thirty (30) days after the receipt of such notice. In the event Lessee, its employees, agents or contractors cause construction of such improvements to be delayed, the commencement date shall be deemed to be the date that, in the opinion of the architect or space planner that prepared the Plans, substantial completion would have occurred if such delays had not taken place. The taking of possession by Lessee shall be deemed to conclusively establish that the buildings and other improvements had been completed in accordance with tile Plans, that the Premises are n good and satisfactory condition as of when possession was taken, and that Lessee has accepted such buildings and other improvements "AS IS," "WHERE IS," and "WITH ALL FAULTS" (except any latent defects) without representation or warranty from Lessor. Upon Lessor's request, Lessee shall execute and deliver to Lessor a Letter of Acceptance of delivery of the Premises. Notwithstanding anything in the Lease to the contrary, if the Plans are not attached to this Lease as Exhibit "B", Lessor will deliver the Plans to Lessee which in Lessor's opinion are reasonably necessary for the construction and space planning of the buildings or improvements contemplated to be constructed on the Premises.

     C. GENERAL CONDITIONS. Lessor and Lessee further agree that Lessee's obligations, privileges, covenants and agreements contained in this Lease shall be operative and effective regardless of whether the Premises are ever occupied by Lessee and whether or not this Lease is fully exhibited. If Lessee fails to occupy the Premises for any reason after substantial completion of any building or improvements constructed in accordance with the Plans, or if Lessee, whether constructively or actively prevents or hinders Lessor from constructing the improvements contemplated herein in accordance with the Plans, this Lease shall be deemed to have commenced automatically and the "commencement date" shall be deemed to be the date on which the improvements would have been completed in Lessor's sole, but reasonable judgment, but for such hindrance or prevention by Lessee.

     2.  BASE RENT, SECURITY DEPOSIT AND OPERATING EXPENSES.

     A. Lessee agrees to pay to Lessor base rent ("Base Rent") for the Premises, in advance, without demand, deduction or set off, at the rate of (see Paragraph 26B) Dollars ($--) per month during the term hereof. One such monthly installment, plus the other monthly charges set forth in Paragraph 2C below shall be due and payable on the date hereof and a like monthly installment shall be due and payable on or before the first day of each calendar month succeeding the commencement date, except that all payments due hereunder for any fractional calendar month shall be prorated.

     B. In addition, Lessee agrees to deposit with Lessor on the date hereof, the sum of Six Thousand Two Hundred Eighty Five and No/100 Dollars ($6,285.00) which shall be held by Lessor, without obligation for interest, as security for the performance of Lessee's obligations under this Lease, it being expressly understood and agreed that this deposit is not an advance rental deposit or a measure of Lessor's damages in case of Lessee's default. Upon each occurrence of an event of default, Lessor may use all or part of the deposit to pay past due rent or other payments due Lessor under this Lease, and the cost of any other damage, injury, expense or liability caused by such event

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of default without prejudice to any other remedy provided herein or provided by law. On demand, Lessee shall pay Lessor the amount that will restore the security deposit to its original amount. The security deposit shall be deemed the property of Lessor, but any remaining balance of such deposit shall be returned by Lessor to Lessee thirty (30) days after Lessee's obligations under this Lease have been fulfilled; provided, however, Lessor shall have the right to retain and expend such remaining balance (a) to reimburse Lessor for any and all rent or other sums due hereunder that have not been paid in full by Lessee and/or (b) for cleaning and repairing the Premises if Lessee shall fail to deliver same at the termination of this Lease in a neat and clean condition and in as good a condition as existed at the date of possession of same by Lessee, ordinary wear and tear only excepted. No interest shall be paid to Lessee on the security deposit and Lessor shall not be required to hold the security deposit in a separate or segregated account but rather may commingle the security deposit with other monies held by or belonging to Lessor.

     C. Lessee agrees to pay as additional rental its proportionate share (as defined in Paragraph 24B below) of operating expenses which include (i) taxes (hereinafter defined) payable by Lessor pursuant to Paragraph 3A below, (ii) the cost of maintaining insurance covering the buildings and/or project of which the Premises are a part, (iii) the cost of utilities payable pursuant to Paragraph 8 below, and the cost of any common area charges payable by Lessor in accordance with Paragraph 4 below and (iv) any other charges which Lessor is entitled to collect under the terms of this Lease. During each month of the term of this Lease, on the same day that rent is due hereunder, Lessee shall escrow with Lessor an amount equal to 1/12 of the estimated annual cost of its proportionate share of such operating expenses. Lessee authorizes Lessor to use the funds deposited with Lessor under this Paragraph 2C to pay such costs. The initial monthly escrow payments are based upon the estimated amounts and shall be increased or decreased annually to reflect the then current projected cost of all such operating expenses. Lessor shall total all operating expenses annually, and reconcile Lessee's actual proportionate share of such expenses against Lessee's total escrow payments. If Lessee's total escrow payments are less than Lessee's actual proportionate share of all such operating expenses, Lessee shall pay the difference to Lessor within thirty (30) days after demand. If the total escrow payments of Lessee are more than Lessee's actual proportionate share of all such operating expenses, Lessor shall retain such excess and credit it against Lessee's future Base Rent and/or liabilities for operating expenses. Lessor shall use reasonable efforts to provide such services and to pay such expenses in a cost effective manner, which when practical, shall include competitive bidding for maintenance, insurance and other costs and the protesting of taxes. The amount of the initial monthly Base Rent and the initial monthly operating expenses escrow payments are as follows:


(1)  Initial Base Rent as set forth in Paragraph 2A   $4,247.00
(2)  Tax Escrow                                       $  800.00
(3)  Insurance Escrow                                 $  152.00
(4)  Common Area Escrow                               $  857.00
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     Total Initial Monthly Rental Payment             $6,056.00

     3.  TAXES.

     A. Lessor agrees to pay all taxes, assessments and governmental charges of any kind and nature (collectively referred to herein as "Taxes") that accrue against the Premises, and/or the land and/or improvements of which the Premises are a part and Lessee shall be liable for its proportionate share of the same. If at any time during the term of this Lease, there shall be levied, assessed or imposed on Lessor a capital levy or other tax directly on the rents received there from and/or a

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franchise tax, assessment, levy or charge measured by or based, in whole or in part, upon such rents from the Premises and/or the land and improvements of which the Premises are a part, then all such taxes, assessments, levies or charges, or the part thereof so measured or based, shall be deemed to be included within the term "Taxes" for the purposes hereof. The Lessor shall have the right to employ a tax consulting firm to attempt to assure a fair tax burden on the building and/or project and grounds within the applicable taxing jurisdiction. Lessee agrees to pay its proportionate share of the reasonable cost of such consultant. In no event shall Lessee challenge, directly or indirectly, by suit, intervention or otherwise, the amount of any such tax, assessment, levy or charge.

     B. Lessee shall be liable for all taxes levied or assessed against any personal property or fixtures placed in the Premises. If any such taxes are levied or assessed against Lessor or Lessor's property and (i) Lessor pays the same or (ii) the assessed value of Lessor's property is increased by inclusion of such personal property and fixtures and Lessor pays the increased taxes, then, upon demand, Lessee shall pay to Lessor such taxes.

     4.  LESSOR'S REPAIRS AND MAINTENANCE.

     A. Lessor shall maintain the roof, foundation and the structural soundness of the exterior walls of the building and/or project of which the Premises are a part in good repair, reasonable wear and tear excepted, and Lessee shall be liable for its proportionate share of the cost of such maintenance or repair, provided, however, Lessee shall promptly, upon demand, reimburse Lessor for any damage to the same caused by Lessee's act, neglect, fault or omission. The term "walls" as used herein shall not include windows, glass or plate glass, doors, special storefronts or office entries. Lessee shall immediately give Lessor written notice of defect or need for repairs, after which Lessor shall have reasonable opportunity to repair the same or cure such defect as soon as reasonably possible. Lessor's obligation to maintain the aforementioned items shall be limited solely to the cost of such repairs or maintenance or the curing of any defect in the same.

     B. Lessor shall perform the paving maintenance, common area and landscape replacement and maintenance, exterior painting, common water and sewage line plumbing, and any other common maintenance items and Lessee shall be liable for its proportionate share of the cost and expense of such repair, replacement, and maintenance. In the event Lessee does not perform any obligation as outlined in Paragraph 5 in a timely manner, Lessor reserves the right to perform such obligations in which event Lessee shall promptly reimburse Lessor for the entirety of the costs of such performance. Notwithstanding anything to the contrary, if it is determined that the negligent acts of other Lessees in the building and/or project of which the Premises are a part caused the need for Lessor to repair the common water and/or sewage line plumbing, Lessee shall not be liable for any portion of the costs for said repairs or remedies.

     C. Lessor reserves the right to alter or modify the building and/or project of which the Premises are a part and/or common areas associated therewith, when such alterations or modifications are required by changes or amendments to existing governmental laws, codes, ordinances, regulations, or any other applicable authorities which become effective on or after the commencement date of tills Lease, including, without limitation, the Americans with Disabilities Act of 1990 (the "ADA") (collectively "Applicable Laws"), in which event Lessee shall be liable for its proportionate share of such cost, provided, however, Lessee shall not be required to pay any portion of the cost of such alterations or modifications required by such Applicable Laws in effect prior to the commencement date of this Lease. If such modification is a capital modification for the general benefit of the project, and is required regardless of Lessee's particular use of the Premises, then the cost shall be an operating expense allocated over the useful life of such modification.

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Notwithstanding the foregoing, if such modification is predicated by Lessee's particular use of the Premises or is principally for the benefit of Lessee (and not other lessees of the building and/or project) the cost shall be borne entirely by Lessee, and Lessee shall reimburse Lessor for same promptly upon demand.

     D. Lessee agrees to pay its proportionate share of the cost of (i) maintenance and/or landscaping of any property that is a part of the building and/or project of which the Premises are a part, (ii) maintenance and/or landscaping of any property that is maintained or landscaped by any property owner or community owner association to which the Premises are subject, (iii) a reasonable property management fee, staff salary and benefits allocated to the building and/or project of which the Premises are a part, and (iv) operating and maintaining any property, facilities or services, including, but not limited to, the cost of the monitoring, repair and maintenance of water systems or sewer plants, and security systems and service, if any, provided for the common use or benefit of Lessee and other lessees of the project or building of which the Premises are a part.

All such expenses of Lessor for maintaining and operating the building and/or project of which the Premises are a part, including, but not limited to, the items set forth in Paragraphs 4A, 4B, 4C, and 4D, shall be included as additional rental under the provisions of Paragraph 2C. Lessor agrees that such costs do not include the following:

(1) Repairs or other work occasioned by (i) fire, windstorm. or other casualty of the type which Lessor has insured or is required to insure pursuant to the terms of this Lease to the extent of net insurance proceeds received by Lessor with respect thereto, or (ii) tile exercise of the right of eminent domain;

(2) Leasing commissions, attorney's fees, costs and disbursements and other expenses incurred in connection with negotiations or disputes with other lessees, other occupants or prospective lessees;

(3) Expenses incurred in the building out, renovating, improving or decorating, painting, or redecorating of any facility within tile project of which the Premises are a part for other lessees or other occupants;

(4) Costs incurred by Lessor for alterations which are considered capital improvements and replacements under generally accepted accounting principles consistently applied;

(5)  Depreciation and amortization;

(6) Non-arm's length payments which exceed competitive costs for such services rendered by persons or entities of similar skill, competence, and experience;

(7) Payments of principal and/or interest on debt or amortization payments on any mortgage or mortgages executed by Lessor covering the project of which the Premises are a part (or any portion thereof);

(8) All general administrative overhead expenses of Lessor for services not specifically performed for the project of which the Premises are a part;

(9) All items and services for which Lessee pays directly to third parties or for which Lessee reimburses Lessor;

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(10) Advertising and promotional expenditures;

(11) Any fines or penalties incurred by Lessor due to violations by Lessor of any governmental rule or authority;

(12) Wages, salaries or other compensation of any kind or nature paid to any executive employees above the title of Building Manager, and;

(13) Income and/or franchise taxes of Lessor.

     E. Lessee or Lessee's agent may audit in the office of Lessor's or Lessor's agent Lessor's books relevant to the operating expenses upon reasonable notice to Lessor; provided however, if no error is found in such audit, Lessee agrees to pay all costs associated with or resulting from such audit, including reimbursement to Lessor or Lessor's agents for time or costs incurred.

     5.  LESSEE'S REPAIRS AND MAINTENANCE.

     A. Lessee, at its own cost and expense, shall (i) maintain all parts of the Premises (except for those items for which Lessor is responsible under Paragraph 4) in good condition, ordinary wear and tear excepted; (ii) promptly make all necessary repairs and replacements, including, but not limited to, windows, glass and plate glass, exterior doors, any special office entry, interior walls and finish work, interior doors and floor covering, utility connections, downspouts, gutters, heating and air conditioning systems, light bulbs and ballasts, dock boards, truck doors, dock bumpers, paving, plumbing work and fixtures, termite and pest extermination, regular removal of trash and debris, dedicated sewer lines, and any damage due to vandalism or malicious mischief; (iii) keep the parking areas, driveways, truck aprons, and grounds surrounding the Premises in a clean and sanitary condition; and (iv) repair all wind damage to glass except with respect to tornado or hurricane damage.

     B. In the event the Premises constitute a portion of a multiple occupancy building, Lessee and its employees, agents, customers, invitees, and/or licensees shall have the right to use the parking areas, if any, as may be designated by Lessor in writing, subject to such reasonable rules and regulations as Lessor may from time to time prescribe and subject to rights of ingress and egress of other lessees; provided, however, that Lessor covenants that it shall not provide to other lessees or occupants of the building and/or project of which the Premises area part any exclusive parking rights with respect to the one row of parking spaces directly in front of the Premises. Lessor shall not be responsible for enforcing Lessee's parking rights against any third parties. Lessee shall, at its own cost and expense, keep its employees, agents, customers, invitees, and/or licensees from parking on any streets running through or contiguous to the building or project of which the Premises are a part or any other areas as designated by Lessor. Lessee hereby consents to the removal of any vehicle in violation of the foregoing designated areas of parking as established by Lessor. In the event Lessee is unable to park a minimum of ten (10) standard vehicles directly in front of the Premises or within a reasonable distance from the Premises, Lessee shall advise Lessor of same in writing. Upon receipt of such notice from Lessee, Lessor shall use reasonable efforts to remedy the problem. If Lessor is unable to remedy the problem within thirty (30) days of such written notice, then Lessor shall provide ten (10) designated parking spaces for Lessee directly in front of the Premises.

     C. Lessee, at its own cost and expense, shall enter into a regularly scheduled preventive maintenance/service contract acceptable to Lessor with a maintenance contractor approved by

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Lessor for servicing all hot water, heating and air conditioning systems and equipment within the Premises. The service contract must include all services suggested by the equipment manufacturer in its operations/maintenance manual and must become effective and a copy thereof delivered to Lessor within thirty (30) days of the date Lessee takes possession of the Premises.

     D. Lessee agrees that no washing of any type (other than reasonable restroom or kitchen washing) will take place in the Premises, including the truck apron and parking areas.

     E. Any and all security of any kind for Lessee, Lessee's agents, employees or invitees, the Premises, or any personal property thereon (including, without limitation, any personal property of any Sublessee) shall be the sole responsibility and obligation of Lessee, and shall be provided by Lessee at Lessee's sole cost and expense. Lessee acknowledges and agrees that Lessor shall have no obligation or liability whatsoever with respect to the same. Lessee shall indemnify and hold Lessor harmless from and against any and all loss, cost, damage or other liability arising directly or indirectly from security measures or the absence thereof with respect to the Premises and the building or the project of which the Premises are a part. Lessee may, at Lessee's sole cost and expense, install alarm systems in the Premises provided such installation complies with the provisions of Paragraph 6 hereof. Removal of such alarm systems shall be Lessee's sole responsibility and, at Lessee's sole cost and expense, shall be completed prior to lease termination, and all affected areas of the Premises shall be repaired and/or restored in a good and workmanlike manner to the condition that existed prior to such installation. Notwithstanding the foregoing, Lessor may elect in Lessor's sole discretion to contract for common security services, to whatever extent Lessor may deem appropriate, for the building or the project of which the Premises are a part; provided, however Lessee acknowledges and agrees that Lessor shall in no event be obligated to provide any such services and the provision of such services shall not alter or modify Lessee's indemnification of Lessor or the obligation of Lessee to provide its own security as set forth herein. The cost of any security services contracted for by Lessor shall be treated as an operating expense pursuant to Paragraph 2C hereof.

     6. ALTERATIONS. Lessee shall not make any alterations, additions, partitions or other improvements to the Premises without the prior written consent of Lessor which consent shall not be unreasonably withheld or delayed. Lessee, at its own cost and expense, may erect shelves, bins, machinery and trade fixtures as it desires as well as alterations, additions, partitions, or other improvements which have been specifically consented to in writing by Lessor, provided that (a) such items do not alter the basic character of the Premises or the building and/or improvements of which the Premises are a part,
(b) such items do not overload or damage tile same, (c) such items may be removed without injury to the Premises, and (d) the construction, erection or installation thereof complies with all applicable governmental laws, codes, ordinances, regulations, or any other applicable authorities, including, without limitation, the ADA; and with Lessor's details, specifications and other requirements. Any architectural, engineering, construction management, permits, inspections, or other cost or fee required to assure compliance with the conditions set forth in this Paragraph 6 shall be paid by Lessee promptly upon demand. All alterations, additions, partitions, or other improvements erected by Lessee shall be and remain the property of Lessee during the term of this Lease; provided, however, at the termination of this Lease, Lessor shall have the option, exercisable in Lessor's sole discretion, to require Lessee either (i) upon request to remove, at Lessee's sole cost and expense, all or part of any alterations, additions, partitions, or other improvements, at which time Lessee shall promptly restore the Premises to its original condition ordinary wear and tear excepted (this option is available to Lessor only if Lessor notified Lessee of same in writing at the time Lessor consented to such alterations), or (ii) to keep in place the same, at which time such alterations, additions, improvements, and partitions shall become the

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property of Lessor. All shelves, bins, machinery and trade fixtures installed by
Lessee shall be removed on or before the earlier to occur of the date of termination of this Lease or vacating the Premises, at which time Lessee shall restore the Premises to their original condition ordinary wear and tear excepted. All alterations, installations, removals and restoration shall be performed in a good and workmanlike manner so as not to damage or alter the primary structure or structural qualities of the buildings and other improvements situated on the Premises or of which the Premises are a part.

     7. SIGNS. Any signage Lessee desires for the Premises shall be subject to Lessor's specifications and/or written approval which approval shall not be unreasonably withheld. Lessee shall repair, paint, and/or replace the building facial surface to which its signs are attached upon vacation of the Premises, or the removal or alteration or its signage. Lessee shall not (i) make any changes to the exterior of the Premises, (ii) install any exterior lights, decorations, balloons, flags, pennants, banners or painting, or (iii) erect or install any signs, windows or door lettering, placards, decorations or advertising media of any type which can be viewed from the exterior of tile Premises, without Lessor's prior written consent, which consent shall not be unreasonably withheld. All signs, decorations, advertising media, blinds, draperies and other window treatment or bars or other security installations visible from outside the Premises shall conform, at Lessee's expense, in all respects to the criteria established by Lessor and any applicable governmental laws, ordinances, regulations, or other requirements.

     8. UTILITIES. Lessor agrees to provide normal water, electricity, and telephone service connections to the Premises upon the commencement date hereof, which connections, regardless of location, shall hereafter be maintained by Lessee. Lessee shall pay for all water, gas, heat, light, power, telephone, sewer, sprinkler charges and other utilities and services used on or at the Premises, and any maintenance or inspection charges for utilities. Lessor shall have the right to cause any of said services to be separately metered to Lessee, at Lessee's expense. Lessee shall pay its pro rata share, as reasonably determined by Lessor, of all charges for jointly metered utilities which service the building and/or project of which the Premises are a part. Lessor shall not be liable for any interruption or failure of utility service on the Premises. Provided however, in the event of an interruption of utility service, Lessor shall use reasonable efforts to facilitate restoration of said service.

In the event water is not separately metered to Lessee, Lessee agrees that it will not use water for uses other than normal domestic restroom and kitchen usage; and, Lessee does further agree to reimburse Lessor for the entire amount of common water costs as additional rental if, in fact, Lessee uses water for uses other than normal domestic restroom and kitchen uses without first obtaining Lessor's written permission. Furthermore, Lessee agrees in such event to install at its own expense, a submeter to determine Lessee's usage. If Lessor determines in its reasonable opinion that other lessees in the building and/or project of which the Premises are a part are using the water provided by Lessor for uses other than normal domestic restrooms or kitchen usage, Lessor shall cause such lessee's use to be separately metered at such lessee's expense.

Lessee agrees it will not use sewer capacity for any use other than normal domestic restroom and kitchen use. Lessee further agrees to notify Lessor of any other sewer use ("excess sewer use") and also agrees to reimburse Lessor for the costs and expenses related to Lessee's excess sewer use, which shall include, but is expressly herein not limited to the cost of acquiring additional sewer capacity to service Lessee's Lease.

     9.  INSURANCE.

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     A.  Lessor shall maintain insurance covering the buildings and/or project situated on the Premises or of which the Premises are a part, except for those items the repair and maintenance of which are Lessee's responsibility under Paragraph 5, in an amount not less than eighty percent (80%) of the "replacement cost" thereof insuring against the perils of Fire, Lightning, Extended Coverage, Vandalism, and Malicious Mischief. The cost of such insurance shall be treated as an operating expense pursuant to Paragraph 2C hereof.

     B. Lessee, at its own expense, shall maintain, during the term of this Lease, a policy or policies of worker's compensation and commercial general liability insurance, including personal injury and property damage, with contractual liability endorsement, in the amount of Five Hundred Thousand Dollars ($500,000.00) for property damage and One Million Dollars ($1,000,000.00) per occurrence for personal injuries or deaths of persons occurring in or about the Premises. Lessee, at its own expense, also shall maintain during the term of this Lease, fire and extended coverage or all risk insurance covering (i) the replacement cost of all alterations, additions, partitions and improvements installed or placed on the Premises by Lessee or by Lessor on behalf of Lessee, (ii) the replacement cost of all of Lessee's personal property contained within the Premises, and (iii) business interruption of Lessee. Said policies shall (i) name Lessor as an additional insured and insure Lessor's contingent liability under this Lease (except for the worker's compensation policy, which instead shall include waiver of subrogation endorsement in favor of Lessor), (ii) be issued by an insurance company which is reasonably acceptable to Lessor, (iii) provide that said insurance shall not be canceled unless thirty (30) days prior written notice shall have been given to Lessor, and (iv) provide primary coverage to Lessor when any policy issued to Lessor provides duplicate or similar coverage, and in such circumstance Lessor's coverage under Lessor's policy shall be deemed excess over and above the coverage provided by Lessee's policy. Said policy or policies or certificates thereof shall be delivered to Lessor by Lessee upon commencement of the term of the Lease and upon each renewal of said insurance.

     C. Lessee will not permit the Premises to be used for any purpose or in any manner that would (i) void the insurance thereon, (ii) increase the insurance risk or premium, or (iii) cause the disallowance of any sprinkler credits, including without limitation, use of the Premises for the receipt, storage or handling of any product, material or merchandise that is explosive or highly flammable. If any increase in the cost of any insurance on the Premises or the building and/or project of which the Premises are a part is caused by Lessee's use of the Premises, or because Lessee vacates the Premises, then Lessee shall promptly pay the amount of such increase to Lessor upon demand.

     D. Anything in this Lease to the contrary notwithstanding, Lessor and Lessee hereby waive and release each other of and from any and all rights of recovery, claim, action or cause of action, against each other, their agents, officers and employees, for any loss or damage that may occur to the Premises, improvements to the building of which the Premises are a part, or personal property (building contents) within the building and/or Premises covered or required to be covered by the insurance to be provided under this Lease, for any reason regardless of cause or origin. Said mutual waivers shall be in addition to, and not in limitation or derogation of, any other waiver or release contained in this Lease with respect to any loss or damage to property of the parties hereto. Each party to this Lease agrees immediately after execution of this Lease to give each insurance company, which has issued to it policies of fire and extended coverage insurance, written notice of the terms of the mutual waivers contained in this subparagraph, and if necessary, to have the insurance policies properly endorsed.

     10. FIRE AND CASUALTY DAMAGE.

     A. If the Premises or the building of which the Premises are a part should be damaged or destroyed by fire or other peril, Lessee immediately shall give written notice to Lessor. If the building situated upon the Premises or of which the Premises are a part should be damaged or destroyed by any peril covered by the insurance to be provided by Lessor under Paragraph 9A above, and, in Lessor's estimation, rebuilding or repairs cannot be completed within one hundred eighty (180) days after the date of such damage, this Lease shall terminate and the Base Rent and additional rental shall be abated during the unexpired portion of this Lease, effective upon the date of the occurrence of such damage.

     B. If the buildings situated upon the Premises or of which the Premises are a part, should be damaged by any peril covered by the insurance to be provided by Lessor under Paragraph 9A above, and in Lessor's estimation, rebuilding or repairs can be substantially completed within one hundred eighty
(180) days after the date of such damage, this Lease shall not terminate, and Lessor shall restore the Premises to substantially its previous condition, except that Lessor shall not be required to rebuild, repair or replace any part of the partitions, fixtures, additions and other improvements that may have been constructed, erected or installed in, or about the Premises for the benefit of, by or for Lessee. If such repairs and rebuilding have not been substantially completed within one hundred eighty (180) days after the date of such damage, Lessee, as Lessee's exclusive remedy, may terminate this Lease by delivering written notice of termination to Lessor in which event the rights and obligations hereunder shall cease and terminate. For purposes of this Paragraph 10B, if Lessor reasonably determines that the Premises are untenable or such damage materially interferes with the use of the Premises for the purpose for which it was leased to Lessee, in whole or in part, following such damage, the Base Rent and additional rental payable hereunder during the period in which Lessor reasonably determines that the Premises are untenable or Lessee's use is so interfered with as mentioned above shall be reduced (i) according to the square footage of such untenable/interfered area contained in the Premises, as reasonably determined by Lessor, or (ii) to such extent as may be fair and reasonable under the circumstances, as reasonably determined by Lessor and Lessee.

     C. Notwithstanding anything herein to the contrary, in the event the holder of any indebtedness secured by a mortgage or deed of trust covering the Premises requires that the insurance proceeds be applied to such indebtedness, then Lessor shall have the right to terminate this Lease by delivering written notice of termination to Lessee within fifteen (15) days after such requirement is made known by any such holder, whereupon all rights and obligations of Lessor hereunder shall cease and terminate.

     11. LIABILITY AND INDEMNIFICATION. Except for any claims, rights of recovery and causes of action that Lessee has released, Lessor shall hold Lessee harmless and defend Lessee against any and all claims or liability for any injury or damage (i) to any person in, on or about the Premises or any part thereof and/or the building and/or project of which the Premises are a part, when such injury or damage shall be caused by the act, neglect, fault of, or omission of any duty with respect to the same by Lessor, its agents, servants or employees, and (ii) all costs, counsel fees, expenses and liabilities incurred in connection with any such claim or action or proceeding brought thereon. Except for any claims, rights of recovery and causes of action that Lessor has released, Lessee shall hold Lessor harmless from and defend Lessor against any and all claims or liability for any injury or damage (i) to any person or property whatsoever occurring in, on or about the Premises or any part thereof and/or of the building and/or project of which the Premises are a part, including without limitation elevators, stairways, passageways or hallways, the use of which Lessee may have in accordance with this Lease, when such injury or damage shall be caused by the act, neglect, fault of, or omission of any duty with respect to the same by Lessee, its agents, servants, employees, or invitees,
(ii) arising from the conduct of management of any work done by the Lessee in or about the Premises, and (iii) all costs, counsel fees, expenses and liabilities incurred in connection with any such claim or action or proceeding brought thereon. The provisions of this Paragraph 11 shall survive the expiration or termination of this Lease with respect to any claims or liability occurring prior to such expiration or termination. Notwithstanding the foregoing or anything to the contrary in this Lease, each party hereby agrees that in no event shall the other party hereto be liable for any incidental or consequential damages whatsoever, including without limitation, any damages as a result of any interruption of such other party's business or any loss of income therefrom.

     12. USE. The Premises shall be used only for the purpose of general office use, receiving, storing, servicing, shipping and selling (other than retail) products, materials and merchandise made and/or distributed by Lessee and for such other lawful purposes as may be incidental thereto. Outside storage, including without limitation, storage of trucks and other vehicles and the washing thereof at any time is prohibited without Lessor's prior written consent. Lessee shall, at its own cost and expense, obtain any and all licenses and permits necessary for such use, shall at all times maintain the Premises in a clean, healthful and safe condition and comply with all governmental laws, codes, ordinances, regulations or any other applicable authorities with regard to the use, condition or occupancy of the Premises including, without limitation, the ADA. Lessee shall be responsible, at Lessee's sole cost and expense, for the correction, prevention, and abatement of nuisances in or upon, or connected with, the Premises. Lessee shall not permit any objectionable or unpleasant odors, smoke, dust, gas, noise, vibrations, or pest infestations to emanate from the Premises, nor take any other action that would constitute a nuisance or would disturb, unreasonably interfere with, or endanger Lessor or any other lessees of the building or project of which the Premises are a part. Lessee's use of the Premises shall at all times comply with the insurance provisions in Paragraph 9C hereof.

     13. INSPECTION. Lessor and Lessor's agents and representatives shall have the right to enter the Premises at any reasonable time during business hours upon reasonable notice to Lessee, except in the case of emergency, to inspect the Premises and to make such repairs as may be required or permitted pursuant to this Lease. During the period that is six (6) months prior to the end of the term hereof and at any time Lessee is in default, Lessor and Lessor's representatives may enter the Premises during business hours upon reasonable notice to Lessee, for the purpose of showing the Premises. Lessee shall neither prevent, prohibit, nor in any way impair such showing of the Premises. In addition, Lessor shall have the right to erect a suitable sign on or near the Premises stating the Premises are available. Lessee shall notify Lessor in writing at least thirty (30) days prior to vacating the Premises and shall arrange to meet with Lessor for a joint inspection of the Premises prior to vacating. If Lessee fails to give such notice or to arrange for such inspection, then Lessor's inspection of the Premises shall be deemed correct for the purpose of determining Lessee's responsibility for repairs and restoration of the Premises.

     14.  ASSIGNMENT AND SUBLETTING.

     A. Lessee shall not have the right to assign, sublet, transfer or encumber this Lease, or any interest therein, directly or indirectly, by any manner, including, without limitation, by merger, reorganization or other transfer of the ownership interests in Lessee, without the prior written consent of Lessor, which consent shall not be unreasonably withheld or delayed. Any attempted assignment, subletting, transfer or encumbrance by Lessee in violation of the terms and covenants of this Paragraph shall be void. Any assignee, sublessee or transferee of Lessee's interest in this Lease (all such assignees, sublessees and transferees being hereinafter referred to as "Transferees"), by assuming Lessee's obligations hereunder, shall assume liability to Lessor for all amounts paid to persons other than Lessor by such transferees in contravention of this Paragraph. No assignment, subletting, or other transfer, whether consented to by Lessor or not, or permitted hereunder, shall relieve Lessee of its liability hereunder. If an event of default occurs while the Premises or any part thereof are assigned or sublet, then Lessor, in addition to any other remedies herein provided, or provided by law, may collect directly from such Transferee all rents payable to the Lessee and apply such rent against any sums due Lessor hereunder. No such collection shall be construed to constitute a ilovation or a release of Lessee from the further performance of Lessee's obligations hereunder.

     B. If this Lease is assigned to any person or entity pursuant to the provision of the Bankruptcy Code, 11 U.S.C. (S)101 et. seq., (the "Bankruptcy Code"), any and all monies or other consideration payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to Lessor, shall be and remain the exclusive property of Lessor and shall not constitute property of Lessee or of the estate of Lessee within the meaning of the Bankruptcy Code. Any and all monies or other considerations constituting Lessor's property under the preceding sentence not paid or delivered to Lessor shall be held in trust for the benefit of Lessor and be promptly paid or delivered to Lessor.

     C. Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed, without further act or deed, to have assumed all of the obligations arising under this Lease on and after the date of such assignment. Any such assignee shall upon demand execute and deliver to Lessor an instrument confirming such assumption.

     15. CONDEMNATION. If the whole or any substantial part as determined by Lessor of the Premises should be taken for any public or quasi-public use under governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof and the taking prevents or materially interferes with the use of the Premises for the purpose for which they were leased to Lessee, this Lease shall terminate and the Base Rental and additional rental shall be abated during the unexpired portion of this Lease, effective on the date of such taking. If less than a substantial part, as determined by Lessor, of the Premises is taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof, this Lease shall not terminate, but the Base Rent and additional rental payable hereunder during the unexpired portion of this Lease shall be reduced to such extent as may be fair and reasonable under all of the circumstances. All compensation awarded in connection with or as a result of any of the foregoing proceedings shall be the property of Lessor, and Lessee hereby assigns any interest in any such award to Lessor; provided, however, Lessor shall have no interest in any award made to Lessee for loss of business or goodwill or for the taking of Lessee's fixtures and improvements, if a separate award for such items is made to Lessee.

     16. HOLDING OVER. At the termination of this Lease by its expiration or otherwise, Lessee immediately shall deliver possession to Lessor with all repairs and maintenance required herein to be performed by Lessee completed. If, for any reason, Lessee retains possession of the Premises after the expiration or termination of this Lease, unless the parties hereto otherwise agree in writing, such possession shall be subject to termination by either Lessor or Lessee at any time upon not less than ten (10) days advance written notice, and all of the other terms and provisions of this Lease shall be applicable during such period, except that Lessee shall pay Lessor from time to time, upon demand, as rental for the period of such possession, an amount equal to one hundred fifty percent (150%) the Base Rent in effect on the termination date, computed on a daily basis for each day of such period. No holding over by Lessee, whether with or without consent of Lessor shall operate to extend this Lease except as otherwise expressly provided. The preceding provisions of this Paragraph 16 shall not be construed as consent for Lessee to retain possession of the Premises in the absence of written consent thereto by Lessor.

     17. QUIET ENJOYMENT. Lessor covenants that on or before the commencement date, it will have good title to the Premises, free and clear of all liens and encumbrances, excepting only the lien for current taxes not yet due, such mortgage or mortgages as are permitted by the terms of this Lease, zoning ordinances and other building and fire ordinances and governmental regulations relating to the use of such property, and easements, restrictions and other conditions of record. Lessor represents that it has the authority to enter into this Lease and that so long as Lessee pays all amounts due hereunder and performs all other covenants and agreements herein set forth, Lessee shall peaceably and quietly have, hold and enjoy the Premises for the term hereof without hindrance or molestation from Lessor, subject to the terms and provisions of this Lease.

     18. EVENTS OF DEFAULT. The following events (herein individually referred to as "event of default") each shall be deemed to be events of nonperformance by Lessee under this Lease:

     A. Lessee shall fail to pay any installment of Base Rent or any additional rental herein reserved when due, or any other payment or reimbursement to Lessor required herein when due, and such failure shall continue for a period of five
(5) days after the date of written notice from Lessor to Lessee of such failure; provided, however, that Lessor shall not be obligated to provide more than two
(2) such written notices during any twelve (12) consecutive month period of the Lease term, and Lessee's failure to pay any third (3/rd/) or subsequent installment of Base Rent or other payment required herein that is payable within such twelve (12) consecutive month period within five (5) days after the due date thereof shall constitute an Event of Default by Lessee.

     B. Lessee or any guarantor of the Lessee's obligations hereunder shall (i) become insolvent; (ii) admit in writing its inability to pay its debts; (iii) make a general assignment for the benefit of creditors; (iv) commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as a debtor or to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or of any substantial part of its property; or (v) take any action to authorize or in contemplation of any of the actions set forth above in this Paragraph.

     C. Any case, proceeding or other action against the Lessee or any guarantor of the Lessee's obligations hereunder shall be commenced seeking (i) to have an order for relief entered against it as a debtor or to adjudicate it as bankrupt or insolvent; (ii) reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors; or
(iii) appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property, and such case, proceeding or other action (a) results in the entry of an order for relief against it which it is not fully stayed within seven (7) business days after the entry thereof or (b) shall remain undismissed for a period of forty-five (45) days.

     D.  Lessee shall (i) vacate all or a substantial portion of the Premises or
(ii) fail to continuously operate its business at the Premises for the permitted use set forth herein, whether or not Lessee is in default of the rental payments due under this Lease, provided however, that no vacating or abandonment or failure to open or continuously operate its business at the Premises for the permitted use set forth herein shall be considered a default so long as Lessee continues to pay rent and other sums due under this Lease Agreement. After the expiration of one hundred twenty
(120) days from said vacating or abandonment or ceasing of operations, Lessor may at any time thereafter elect to terminate this Lease and recapture the Lease Premises.

     E. Lessee shall fail to discharge any lien placed upon the Premises in violation of Paragraph 21 hereof within twenty (20) days after any such lien or encumbrance is filed against the Premises.

     F. Lessee shall fail to comply with any term, provision or covenant of this Lease (other than those listed in this Paragraph 18), and shall not cure such failure within twenty (20) days after written notice thereof to Lessee.

     19. REMEDIES.

     A. Upon each occurrence of an event of default, Lessor shall have the option to pursue any one or more of the following remedies without any notice or demand:

         1.  terminate this Lease; and/or
         2. enter upon and take possession of the Premises with or without terminating this Lease; and/or
         3. alter all locks and other security devices at the Premises with or without terminating this Lease, and pursue, at Lessor's option, one or more remedies pursuant to this Lease, Lessee hereby specifically waiving any state or federal law to the contrary; and in any such event Lessee immediately shall surrender the Premises to Lessor, and if Lessee fails so to do, Lessor, without waiving any other remedy it may have, may enter upon and take possession of the Premises and expel or remove Lessee and any other person who may be occupying such Premises or any part thereof, without being liable for prosecution or any claim of damages therefore.

     B. If Lessor terminates this Lease, at Lessor's option, Lessee shall be liable for and shall pay to Lessor, the sum of all rental and other payments owed to Lessor hereunder accrued to the date of such termination, plus, as liquidated damages, an amount equal to the present value (using the current "prime" interest rate of a national banking institution of Lessor's choosing, or should such financial institution no longer exist, a comparable financial institution) of (1) the total rental and other payments owed hereunder for the remaining portion of the Lease term calculated as if such term expired on the date set forth in Paragraph 1, less (2) the then fair market rental of the Premises for such period, which because of the difficulty of ascertaining such value, Lessor and Lessee stipulate and agree, shall in no event be deemed to exceed seventy-five percent (75%) of the total rental amount (including Base Rental and any and all amounts due as additional rental) set forth in Paragraph 2 above.

     C. If Lessor repossesses the Premises without terminating the Lease, Lessee, at Lessor's option, shall be liable for and shall pay Lessor on demand all rental and other payments owed to Lessor hereunder, accrued to the date of such repossession, plus all amounts required to be paid by Lessee to Lessor until the date of expiration of the term as stated in Paragraph 1, diminished by all amounts received by Lessor through reletting of the Premises during such remaining term (but only to the extent of the rent provided for herein). Actions to collect amounts due by Lessee to Lessor under this subparagraph may be brought from time to time, on one or more occasions, without the necessity of Lessor's waiting until expiration of tile Lease term.

     D. Upon an event of default, in addition to any sum provided to be paid herein, Lessee also shall be liable for and shall pay to Lessor (i) brokers' fees incurred by Lessor in connection with reletting the whole or any part of the Premises; (ii) the costs of removing and storing Lessee's or other occupant's property; (iii) the costs of repairing, altering, remodeling or otherwise putting the Premises into rentable condition; and (iv) all reasonable expenses incurred by Lessor in enforcing or defending Lessor's rights and/or remedies. If either party hereto institutes any action or proceeding to enforce any provision hereof by reason of any alleged breach of any provision of this Lease, the prevailing party shall be entitled to receive from the losing party all reasonable attorneys' fees and all court costs in connection with such proceeding.

     E. In the event Lessee fails to make any payment due hereunder when payment is due, to help defray the additional cost to Lessor for collecting and/or processing such late payments, Lessee shall pay to Lessor on demand a late charge in an amount equal to five percent (5%) of such installment; and the failure to pay such late charge within ten (10) days after demand therefore shall be an additional event of default hereunder. The provision for such late charge shall be in addition to all of Lessor's other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Lessor's remedies in any manner.

     F. Exercise by Lessor of any one or more remedies hereunder granted or otherwise available shall not be deemed to be an acceptance of surrender of the Premises by Lessor, whether by agreement or by operation of law, it being understood that such surrender can be effected only by the written of Lessor and Lessee. Lessee and Lessor further agree that forbearance by Lessor to enforce its rights pursuant to the Lease at law or in equity, shall not be a waiver of Lessor's right to enforce one or more of its rights in connection with any subsequent default.

     G. If Lessor fails to perform any of its obligations hereunder within thirty (30) days after written notice from Lessee specifying such failure, Lessee's exclusive remedy shall be an action for damages. Unless and until Lessor fails to cure any default after such notice, Lessee shall not have any remedy or cause of action by reason thereof. All obligations of Lessor hereunder will be construed as covenants, not conditions; and all such obligations will be binding upon Lessor only during the period of its possession of the Premises and not thereafter. The term "Lessor" shall mean only the owner, for the time being, of tile Premises, and in the event of the transfer by such owner of its interest in the Premises, such owner shall thereupon be released and discharged from all covenants and obligations of the Lessor thereafter accruing, but such covenants and obligations shall be binding during the Lease term upon each new owner for the duration of such owner's ownership. Notwithstanding any other provision hereof, Lessor shall not have any personal liability hereunder. In the event of any breach or default by Lessor in any term or provision of this Lease, Lessee agrees to look solely to tile equity or interest then owned by Lessor in the Premises or the building and/or project of which the Premises are a part; however, in no event, shall any deficiency judgment or any money judgment of any kind be sought or obtained against any Lessor.

     H. If Lessor repossesses the Premises pursuant to the authority herein granted, then Lessor shall have the right to (i) keep in place and use or (ii) remove and store all of the furniture, fixtures and equipment at the Premises, including that which is owned by or leased to Lessee at all times prior to any foreclosure thereon by Lessor or repossession thereof by any lessor thereof or third party having a lien thereon. Lessor also shall have the right to relinquish possession of all or any portion of such furniture, fixtures, equipment and other property to any person ("Claimant") will presents to Lessor a copy of any instrument represented by Claimant to have been executed by Lessee (or any predecessor of Lessee) granting Claimant the right under various circumstances to take possession of such furniture, fixtures, equipment or other property, without the necessity on the part of Lessor to inquire into the authenticity or legality of said instrument. The rights of Lessor herein stated shall be in addition to any and all other rights that Lessor has or may hereafter have at law or in equity; and Lessee stipulates and agrees that the rights herein granted Lessor are commercially reasonable.

     I. Notwithstanding anything in this Lease to the contrary, all amounts payable by Lessee to or on behalf of Lessor under this Lease, whether or not expressly denominated as rent, shall constitute rent.

     J. This is a contract under which applicable law excuses Lessor from accepting performance from (or rendering performance to) any person or entity other than Lessee.

     20. MORTGAGES. Lessee accepts this Lease subject and subordinate to any mortgages and/or deeds of trust now or at any time hereafter constituting a lien or charge upon the Premises or the improvements situated thereon or the building and/or project of which the Premises are a part; provided, however, that if the mortgagee, trustee, or holder of any such mortgage or deed of trust elects to have Lessee's interest in this Lease superior to any such instrument, then by notice to Lessee from such mortgagee, trustee or holder, this Lease shall be deemed superior to such lien, whether this Lease was executed before or after said mortgage or deed of trust. Lessee, at any time hereafter on demand, shall execute any instruments, releases or other documents that may be required by any mortgagee for the purpose of subjecting and subordinating this Lease to the lien of any such mortgage.

     21. MECHANIC'S LIENS. Lessee has no authority, express or implied, to create or place any lien or encumbrance of any kind or nature whatsoever upon, or in any manner to bind the interest of Lessor or Lessee in the Premises or to charge the rentals payable hereunder for any claim in favor of any person dealing with Lessee, including those who may furnish materials or perform labor for any construction or repairs. Lessee covenants and agrees that it will pay or cause to be paid all sums legally due and payable by it on account of any labor performed or materials furnished in connection with any work performed on the Premises and that it will save and hold Lessor harmless from any and all loss, cost or expense based on or arising out of asserted claims or liens against the leasehold estate or against the right, title and interest of the Lessor in the Premises or under the terms of this Lease. Lessee agrees to give Lessor immediate written notice of the placing of any lien or encumbrance against the Premises.

     22. Intentionally Omitted.

Lessor agrees to delete Paragraph 22, Lessor's Lien, but reserves any statutory lien for rent in Lessor's favor as well as all remedies provided by law and all rights and remedies under the Uniform Commercial Code as in effect in the State of Texas; and Lessor will not unreasonably withhold approval of individual requests for subordination and shall respond within thirty (30) days to such requests.

     23. HAZARDOUS MATERIALS. The term "Substances," as used in this Lease, shall mean petroleum or petroleum products, radioactive materials (including, but not limited to, naturally occurring radioactive materials ("NORM") and NORM contaminated equipment or materials), polychlorinated biphenyls ("PCBs") (including, but not limited to, equipment or materials containing PCBs), pollutants, contaminants, toxic or hazardous substances or wastes, hazardous materials, or any other substances, the use, storage, handling, disposal, transportation or removal of which is regulated, restricted, prohibited or penalized by any "Environmental Law," which term shall mean any federal, state or local law, ordinance, order, code, rule, regulation, or statute of a governmental or quasi-governmental authority relating to pollution or protection of health or the environment and shall specifically include, but not be limited to, any "hazardous substance" as that term is defined under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 and any amendments or successors in function thereto. Lessee hereby agrees that (i) no activity will be conducted on the Premises that will generate, produce or use any Substance, except for such activities that are part of the ordinary course for Lessee's business activities provided said activities (a) are conducted in accordance with all Environmental Laws and (b) have been expressly approved by Lessor in advance in a separate writing which approval Lessor may grant or withhold in its sole discretion ("Permitted Activities"); (ii) the Premises will not be used in any manner for the storage of any Substances except for the temporary storage of such materials that are generated, produced or used in the course of the Permitted Activities, provided such Substances are properly stored in a manner and location and for a duration meeting all Environmental Laws; (iii) no portion of the Premises will be used as a disposal facility of any kind, including, but not limited to, any landfill, dump, pit, pond or lagoon; (iv) Lessee will not install any underground or aboveground tank of any type; (v) Lessee will not allow any surface or subsurface conditions to exist or come into existence arising out of Lessee's or its consultants', contractors', employees', agents', or invitees' operations or activities that constitute, or with the passage of time, may constitute a violation of Environmental Laws or a public or private nuisance or trespass;
(vi) Lessee will not permit any Substances to be brought onto, or released, emitted, or discharged onto, the Premises, except in accordance with the terms and conditions hereof, and if so brought or found located thereon, Lessee shall immediately remove and properly dispose of same, and shall diligently undertake all cleanup procedures required under Environmental Laws or otherwise necessary to restore the Premises to its original condition; and (vii) Lessee shall in all regards comply with Environmental Laws including, without limitation, obtaining any required permits, submitting any required registrations, filings or notices or reports, meeting any necessary financial responsibility requirements, paying all required fees, maintaining any required records, and performing any required monitoring, testing, or remediation. Without limiting the generality of the foregoing, (a) Lessee, as generator, shall execute, and maintain records of, any waste manifests required in connection with the transportation or disposal of hazardous or other regulated wastes arising from the activities of Lessee or its contractors or consultants on the Premises; and (b) Lessee shall make available for inspection and copying by Lessor, during Lessee's normal business hours, copies of waste manifests and any material safety data sheets required to be maintained with respect to Substances used or stored on the Premises. Lessor or Lessor's representative shall have the right, but not the obligation, to enter the Premises for, among other purposes, the purposes of inspecting the storage, use and disposal of any Substances and to review compliance with all Environmental Laws. Should it be determined, in Lessor's sole opinion, that any Substances are being improperly stored, used, or disposed of, then Lessee shall immediately take such corrective action as required by applicable Environmental Laws. Lessee will provide Lessor written notification of the release or disposal of any Substance either within the Premises or outside of Lessee's Premises, or the release or disposal of any Substance by Lessee on any properties adjacent thereto. Lessee will also provide Lessor written notice of any pending or threatened investigations, regulatory proceedings, enforcement actions, litigation or other proceedings concerning the breach or purported breach of any Environmental Laws. If at any time during or after the term of the Lease, the Premises is found to be contaminated by Substances or subject to said conditions, arising from or as a result of Lessee's negligence (whether in whole or in part) or the use of the Premises or any Substances by Lessee or any of Lessee's agents, employees, assigns or sublessees, Lessee shall diligently institute proper and thorough cleanup procedures in accordance with Environmental Laws at Lessee's sole cost, and Lessee agrees to indemnify and hold Lessor harmless from all claims, demands, actions, liabilities, costs, expenses, damages, fines, reimbursement, restitution, response costs, cleanup costs, and obligations (including investigative responses and attorney's fees) of any nature. The foregoing indemnification and the responsibilities of Lessee shall apply to Lessee regardless of whether they arise from the Permitted Activities or from any Substances, the use of which Lessor approved, and shall survive the termination or expiration of this Lease. Lessor shall be under no obligation to expend any sums or to seek reimbursement to enforce the indemnification obligations of Lessee hereunder.

Lessee acknowledges and agrees that to the extent Lessor has agreed not to unreasonably withhold its consent to any proposed assignment, subletting or transfer of Lessee's interest in this Lease, it shall not be unreasonable for Lessor to withhold such consent if (i) the anticipated use of the Premises by the proposed Transferee involves tile generation, storage, use, treatment, or disposal of Substances different in identity or materially different in quantity from Lessee's existing activities; (ii) the proposed Transferee has been required by any prior lessor, lender, or governmental authority to make remedial action in connection with Substances contaminating a property, if the contamination resulted from such Transferee's actions or use of the property in question; or (iii) the proposed Transferee is subject to an enforcement order issued by any governmental authority in connection with the use, disposal, or storage of a Substance.

     24. MISCELLANEOUS.

     A. Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires. The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.

     B. Except where otherwise expressly defined, Lessee's "proportionate share", as used in this Lease, shall mean a fraction, the numerator of which is the area contained in the Premises as shown on Page 1 of this Lease and the denominator of which is the area contained in the building of which the Premises are a part (each such area being measured in square feet). Such areas shall be calculated according to the roof dimensions of the particular area.

     C. The terms, provisions, covenants and conditions contained in this Lease shall apply to, inure to the benefit of, and be binding upon, the parties hereto and upon their respective heirs, executors, personal representatives, legal representatives, successors and assigns, except as otherwise herein expressly provided. Lessor shall have the right to transfer and assign, in whole or in part, its rights and obligations in the building and property that are the subject of this Lease. Each party agrees to furnish to tile other, promptly upon demand, a corporate resolution, proof of due authorization by partners, or other appropriate documentation evidencing the due authorization of such party to enter into this Lease.

     D. Lessor shall not be held responsible for delays in the performance of its obligations hereunder when caused by Lessee, material shortages, acts of God, labor disputes or other matters outside of Lessor's control.

     E. Lessee agrees, from time to time, within five (5) days after request of Lessor, to deliver to Lessor, or Lessor's designee, (i) a Certificate of Occupancy and (ii) an estoppel certificate stating that this Lease is in full force and effect, the date to which rent has been paid, the unexpired term of this Lease and such other factual matters pertaining to this Lease as may be requested by Lessor. It is understood and agreed that Lessee's obligation to furnish such Certificate of Occupancy and estoppel certificate in a timely fashion is a material inducement for Lessor's execution of this Lease.

     F. This Lease constitutes the entire understanding and agreement of the Lessor and Lessee with respect to the subject matter of this Lease, and contains all of the covenants and agreements of Lessor and Lessee with respect thereto. Lessor and Lessee each acknowledge that no representations, inducements, promises or agreements, oral or written, have been made by Lessor or Lessee, or anyone acting on behalf of Lessor or Lessee, which are not contained herein, and any prior agreements, promises, negotiations, or representations not expressly set forth in this Lease are of no force or effect. This Lease may not be altered, changed or amended except by an instrument in writing signed by both parties hereto.

     G. All obligations of Lessee hereunder not fully performed as of the expiration or earlier termination of the term of this Lease shall survive the expiration or earlier termination of the term hereof, including without limitation, all payment obligations with respect to Base Rent and operating expenses and all obligations concerning the condition and repair of tile Premises. Upon the expiration or earlier termination of the term hereof, and prior to Lessee vacating tile Premises, Lessee shall restore the Premises to good condition and repair, reasonable wear and tear excluded. Prior to Lessee vacating the Premises, Lessee shall make all repairs as specified in Paragraph 5 hereof, including but not limited to any repairs necessary so that the heating and air conditioning systems are in good working order reasonable wear and tear excluded. Upon expiration or earlier termination hereof the Premises shall be delivered to Lessor in broom clean condition. If any and all repairs or restoration required of Lessee hereunder are not completed by the expiration or earlier termination hereof, Lessor may cause the same to be completed and the costs shall be paid by Lessee (including a ten percent (10%) service charge for arranging for and coordinating such work).

Lessee shall also, prior to vacating the Premises, pay to Lessor the amount, as estimated by Lessor, of Lessee's obligation hereunder for all operating expenses including, without limitation, taxes, insurance premiums and common area charges for the year in which tile Lease expires or terminates. All such amounts shall be used and held by Lessor for payment of such obligations of Lessee hereunder, with Lessee being liable for any additional costs therefore upon demand by Lessor, or with any excess to be returned to Lessee after all such obligations have been determined and satisfied as the case may be. In lieu of waiting until the close of the calendar year in order to determine any excess additional rentals for operating expenses as set forth in Paragraph 2C, Lessor has the option to charge Lessee for Lessee's proportionate share of the additional rentals based upon tile previous year's operating expenses plus ten percent (10%). Any security deposit held by Lessor may, at Lessor's option, be credited against the amount payable by Lessee under this Paragraph 24G or otherwise handled in accordance with Paragraph 2B hereof.

     H. If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws effective during the term of this Lease, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby, and it is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added, as a part of this Lease, a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

     I. All references in this Lease to "the date hereof" or similar references shall be deemed to refer to the last date, in point of time, on which all parties hereto have executed this Lease.

     J. Lessee represents and warrants that it has dealt with no broker, agent or other person in connection with this transaction or that no broker agent or other person brought about this transaction, other than Mr. John C. Stavinoha of InSite Realty Partners, L.P. and William D. Swanson and Drew Lewis with NAI Partners Commercial, L.L.C. and Lessee agrees to indemnify and hold Lessor harmless from and against any claims by any other broker agent or other person claiming a commission or other form of compensation by virtue of having dealt with Lessee with regard to this leasing transaction.

     K. If and when included within the term "Lessor", as used in this instrument, there is more than one person, firm or corporation, all shall jointly arrange among themselves for their joint execution of a notice specifying some individual at some specific address for the receipt of notices and payments to Lessor. If and when included within the term "Lessee", as used in this instrument, there is more than one person, firm or corporation, all shall jointly arrange among themselves for their joint execution of a notice specifying some individual at some specific address within tile continental United States for the receipt of notices and payments to Lessee. All parties included within the terms "Lessor" and "Lessee" respectively, shall be bound by notices given in accordance with the provisions of Paragraph 25 hereof to the same effect as if each had received such notice.

     L. LESSOR AND LESSEE EXPRESSLY AGREE THAT THERE ARE AND SHALL BE NO IMPLIED WARRANTIES OF MERCHANTABILITY, HABITABILITY, FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER KIND ARISING OUT OF THIS LEASE AGREEMENT AND THAT ALL EXPRESS OR IMPLIED WARRANTIES IN CONNECTION THEREWITH ARE EXPRESSLY DISCLAIMED.

     M. This Lease Agreement shall be construed under the laws of the State of Texas.

     N. Time is of the essence; and all due dates, time schedules, and conditions precedent to exercising a right shall be strictly adhered to without delay except where otherwise expressly provided.

     O. Because the Premises are on the open market and are presently being shown, this Lease shall be treated as an offer subject to non-acceptance by Lessor, and shall not be valid or binding unless and until accepted by Lessor in writing and a fully executed copy delivered to both parties hereto. Notwithstanding the foregoing, Lessee agrees to tender to Lessor an initial sum with executed originals of this Lease Agreement. Lessor shall for a period of ten (10) days after receipt of such executed Lease and tendered sum have the ability but not the obligation to review and return an executed original of the Lease Agreement to Lessee. If Lessor shall notify Lessee of its acceptance or return an executed original Lease Agreement to the Lessee during, such time period, then this Lease Agreement shall be binding upon both parties. Upon such occasion, Lessor may retain such sums so deposited by Lessee and apply such sums to amounts due and owing under the terms of the Lease Agreement. Lessee agrees that its offer to lease the Premises will be irrevocably left open for a period of ten (10) days after Lessor's receipt of this Lease executed by Lessee.

     25. NOTICES. Each provision of this instrument or of any applicable governmental laws, ordinances, regulations and other requirements with reference to the sending, mailing or delivering of notice or the making of any payment by Lessor to Lessee or with reference to the sending, mailing or delivering of any notice or the making of any payment by Lessee to Lessor shall be deemed to be complied with when and if the following steps are taken:

     (a) All rent and other payments required to be made by Lessee to Lessor hereunder shall be payable to Lessor at the address for Lessor set forth below or at such other address as Lessor may specify from time to time by written notice delivered in accordance herewith. Lessee's obligation to pay rent and any other amounts to Lessor under the terms of this Lease shall not be deemed satisfied until such rent and other amounts have been actually received by Lessor. In addition to Base Rental due hereunder, all sums of money and all payments due Lessor hereunder shall be deemed to be additional rental owed to Lessor.

     (b) All payments required to be made by Lessor to Lessee hereunder shall be payable to Lessee at the address set forth below, or at such other address within the continental United States as Lessee may specify from time to time by written notice delivered in accordance herewith.

     (c) Any written notice or document required or permitted to be delivered hereunder shall be deemed to be delivered whether actually received or not, five
(5) business days after deposited in the United States Mail, postage prepaid, Certified or Registered Mail, addressed to the parties hereto at the respective addresses set out below, or at such other address as they have therefore specified by written notice delivered in accordance herewith.

     26. ADDITIONAL PROVISIONS. The provisions contained in the Addendum attached hereto shall become a part hereof as if fully set forth herein, shall supplement, modify and be in addition to the terms and conditions contained in the body of this Lease, and shall control in the event of a conflict with such terms and provisions.

EXECUTED BY LESSOR, THIS 30/TH/ DAY OF May, 2001.
                         ------        ---



                                    HOUSTON INDUSTRIAL ASSETS, L.P.
                                    -------------------------------

Attest/Witness                      By: /s/ Kris A. Van Norman
                                        ----------------------

                                    Title: Agent
                                           -----

                                    Address:

                                    c/o InSite Realty Partners, L.P.
                                    1502 Augusta, Suite 100
                                    Houston, TX 77057
                                    "Lessor and Secured Party"

EXECUTED BY LESSEE, this 30/th/ day of May, 2001.
                         ------        ---

                                    CONSTANT POWER MANUFACTURING,
                                    ----------------------------
                                    INC.
                                    ----

                                    By: /s/ William A. Coskey
                                       ----------------------
Attest/Witness
                                    Title: President
                                          ----------

/s/ Frank Ivester
-----------------
Title: General Manager              Address:
       ---------------

                                    757 Kenrick, Suite 100
                                    Houston, TX 77060
                                    "Lessee and Debtor"

                                LEASE ADDENDUM

26A. Premises. For purposes of this Lease, the rentable square footage of the Premises is approximately 11,427 square feet of office and warehouse space located in a building deemed to be approximately 45,357 square feet situated on a tract of land containing 2.2039 acres of land in the William Sevey Survey, Abstract 699, and being the same land called Exhibit "C" recorded under Clerks File No. G-078586 of the said County Real Property Records and being out of Unrestricted Reserve "B", Greenbriar North, Subdivision, Section 2, recorded in Volume 225, Page 62, of the said County Maps Records. The Premises is known by the following street address: 757 Kenrick, Suite 100 Houston, TX 77060. Such Premises is outlined on Exhibit "A" attached hereto and incorporated herein.

26B.  Monthly Base Rental Payments.

      Months    0 1-12  @   $4,247.00
      Months     13-24  @   $4,304.00
      Months     25-36  @   $4,362.00
      Months     37-48  @   $4,419.00
      Months     49-60  @   $4,476.00

26C. Lessee Improvements. Lessee agrees to lease tile Premises on an "as is" basis with the exception that the Lessor will provide the following improvements:

      . Deliver the electrical, lighting, mechanical, plumbing, and HVAC systems in good working order.
      . Warranty - Lessor agrees that it shall be responsible for all maintenance and repairs to the electrical, lighting, mechanical, plumbing, and HVAC systems for a period of ninety (90) days from the commencement date of this Lease.
      . Install a concrete loading ramp (Lessor will commence the construction of this ramp upon full execution of this Lease).
      . Lessor will transfer ownership of the racks, work desks, furniture, and misc. items presently located in the facility to Lessee at no cost to Lessee. This transfer will be on an "as-is" basis without any warranty of any kind (items may or may not be in working order).

All other improvements to the Premises will be at the sole cost and expense of the Lessee.

26D. HVAC Maintenance/Service Contract Requirements. The HVAC maintenance/service contract must become effective within thirty (30) days of the date of the commencement of this lease and must be performed on at least a quarterly basis. The following items must be included in your maintenance contract:

1.    Adjust belt tension;
2.    Lubricate all moving parts, as necessary;
3.    Inspect and adjust all temperature and safety controls;
4.    Check refrigeration system for leaks and operation;
5.    Check refrigeration system for moisture;
6.    Inspect compressor oil level and crank heaters;
7.    Check head pressure, suction pressure and oil pressure;
8. Inspect air filters and replace when necessary; (minimum of once per month)
9.    Check space conditions;

10.  Check condensate drains and drain pans and clean, if necessary;
11.  Inspect and adjust all valves;
12.  Check and adjust dampers;
13.  Run machine through complete cycle;
14.  Clean evaporative and condensing coils;
15.  Check and repair all sheet metal duct, duct board, and flexible duct;
16.  Inspect and replace if necessary all belts;
17.  Inspect and repair if necessary unit housing;
18.  Check thermostat operation;
19.  Inspect and repair as necessary the heating elements; and
20.  Any and all other items as recommended by the manufacturer of the unit(s).

26E. Compliance with Laws, Rules and Regulations. Lessee, at Lessee's sole cost and expense, shall comply with all laws, ordinances, orders, rules and regulations now in effect or enacted subsequent to the date hereof of state, federal, municipal or other agencies or bodies having jurisdiction over Lessee or the use, condition and occupancy of the Leased Premises. Lessee shall also comply with the rules and regulations of the Building and/or project adopted by Lessor which are set forth on Exhibit "C" attached hereto and incorporated by reference. Lessor is entitled, at all times, to change and amend the rules and regulations in any reasonable manner as Lessor deems advisable for the safety, care, cleanliness, preservation of good order and operation or use of the Building and/or project or the Leased Premises. All such changes and amendments to the rules and regulations of the Building and/or project must be in writing and sent to Lessee at the Leased Premises and must thereafter be carried out and observed by Lessee.

26F. 100-YEAR FLOOD PLAIN NOTICE. Lessee agrees to execute the special flood hazard area notice set forth in "Exhibit D" attached hereto and incorporated by reference.

26G. Renewal Option. Lessor hereby grants to Lessee the right and option to renew and extend the term of this Lease for thirty-six (36) months (the "Renewal Period"). In the event Lessee elects to exercise the option described herein, all terms and conditions of this Lease shall continue in full force and effect, except that (i) terms, covenants and condition that are expressly or by their nature inapplicable to the Renewal Period, including, without limitation, this Renewal Option shall not apply, and (ii) the monthly rent shall be adjusted in the following manner:

The monthly rent to be paid during the Renewal Period shall be at the then current prevailing market rate. This market rental shall be based upon the then prevailing rental rates for properties of equivalent quality, size, utility, and location, with the length of the lease term, lease structure (gross, net, etc.), amount of leasehold improvements to be provided and credit standing of the lessee to be taken into account.

Notice of Lessee's intention to exercise the option must be given to Lessor in writing not less than four (4) months nor more than six (6) months prior to the expiration of the primary or immediately preceding term of this Lease, and Lessee must not be in default under, nor shall there be any event or condition which with the passage of time could constitute a default under this Lease at either the time that this option must be exercised or the commencement of the Renewal Period; otherwise, this Renewal Option shall be null and void and of no further force or effect. Lessee's failure to give notice of exercise of the Renewal Option shall be deemed a waiver of such option and such option will then be of no further force or effects.

Lessee shall promptly execute and deliver an amendment of the Lease in form and substance satisfactory to Lessor to evidence the exercise of this Renewal Option and the effect thereof.

In the event the Premises are sublet or assigned, this renewal option will be null and void and of no further effect.

26H. Common Area Charge Maximum Contribution. Lessee's contribution for common area charges, as referenced in Paragraphs 2(C)(iii) and 4 above, shall be limited to the following maximum amounts, based on a 8% per year escalating cap:

     2001:    $  857.00  x  1.08  =   $926.00/month
     2002:    $  926.00  x  1.08  =   $1,000.00/month
     2003:    $1,000.00  x  1.08  =   $1,080.00/month
     2004:    $1,080.00  x  1.08  =   $1,166.00/month
     2005:    $1,166.00  x  1.08  =   $1,259.00/month
     2006:    $1,259.00  x  1.08  =   $1,360.00/month

No maximums shall apply to Lessee's contribution for (i) the cost of utilities;
(ii) the cost of insurance; or (iii) any taxes, assessments or governmental charges; however, Lessee shall only be responsible for its proportionate share of each year's actual costs.

26I. CANCELLATION OPTION. Provided no default shall then exist under the Lease and no condition shall then exist which with the passage of time or giving of notice, or both, would constitute a default under the Lease, Lessee shall have the right at any time on or before the end of the thirtieth (30th) month of the Lease term to send Lessor written notice (the "Termination Notice") that Lessee has elected to terminate this Lease effective on the end of the thirty-sixth
(36th) month of the Lease term. If Lessee elects to terminate this Lease pursuant to the immediately preceding sentence, the effectiveness of such termination shall be conditioned upon Lessee paying to Lessor Seventeen Thousand Thirty Six and No/100 Dollars ($17,036.00) [the amount of all unamortized costs incurred by Lessor in connection with this lease reduced by amortizing the same amount monthly at a rate of ten percent (10%) contemporaneously with Lessee's delivery of the Termination Notice to Lessor. Lessor and Lessee shall be relieved of all obligations accruing under this lease after the effective date of such termination but not any obligations accruing under the Lease prior to the effective date of such termination. Lessee's exercise of this cancellation option shall be irrevocable upon delivery of the notice thereof to Lessor, and Lessee shall be obligated to surrender possession of the Premises to Lessor on or before the Cancellation Date in accordance with the terms of the Lease.

Further, provided no default shall then exist under the Lease and no condition shall then exist which with the passage of time or giving of notice, or both, would constitute a default under the Lease, Lessee shall have the right at any time on or before the end of the forty-second (42nd ) month of the Lease term to send Lessor written notice (the "Termination Notice") that Lessee has elected to terminate this Lease effective on the end of the forty-eighth (48th) month of the Lease term. If Lessee elects to terminate this Lease pursuant to the immediately preceding sentence, the effectiveness of such termination shall be conditioned upon Lessee paying to Lessor Nine Thousand Eight and No/100 Dollars ($9,008.00) [the amount of all unamortized costs incurred by lessor in connection with this Lease reduced by amortizing the same amount monthly at a rate of ten percent (10%)] contemporaneously with Lessee's delivery of the Termination Notice to Lessor. Lessor and Lessee shall be relieved of all obligations accruing under this Lease after the effective date of such termination but not any obligations accruing under the Lease prior to the effective date of such termination. Lessee's exercise of this cancellation option shall be irrevocable upon delivery of the notice thereof to Lessor, and Lessee shall be obligated to surrender possession of the Premises to Lessor on or before the Cancellation Date in accordance with the terms of the Lease.

26J. Lease Contingency. The consummation of this lease is contingent upon Lessor's early termination of the lease with the lessee (Seagate Technology) presently occupying Suite 100 which must occur no later than the date prior to the commencement of this lease. Notwithstanding anything to the contrary, if said Seagate Technology termination does not occur within ten (10) days after Lessor's receipt of this Lease executed by Lessee, Lessee shall have the option, at Lessee's sole discretion to terminate this Lease and receive a full refund from the Lessor of any rentals or deposits paid, and both Lessee and Lessor shall have no obligations or liabilities under the terms of this Lease.

26K. City of Houston Certificate of Occupancy.

(i) Lessor shall be responsible for costs of up to Two Thousand Five Hundred and No/100 Dollars ($2,500.00) to complete any work to the Premises required by the City of Houston to satisfy compliance issues connected with the City of Houston Inspection Report or to obtain the Certificate of Occupancy that relates to the existing condition of the Premises as of the date of Lessee's acceptance of the Premises. Lessee shall be responsible for costs t complete such work that exceed Two Thousand Five Hundred and No/100 Dollars ($2,500.00) up to a maximum of Twenty Thousand and No/100 Dollars ($20,000.00). If the cost to complete such work exceeds Twenty Thousand and No/100 Dollars ($20,000.00) and provided no default shall then exist under the Lease and no condition shall then exist which with the passage of time or giving of notice, or both, would constitute a default under the Lease, Lessee shall have the right, upon ninety (90) days written notice to Lessor, to terminate this Lease. If the costs to complete such work exceeds Twenty Thousand and No/100 Dollars ($20,000.00), Lessor shall likewise have the right, upon ninety (90) days written notice to Lessee, to terminate this Lease. Within forty-five (45) days after either the Lessor's or Lessee's receipt of such termination notice, the other party shall have the right to agree in writing to pay for such costs that exceed Twenty Thousand and No/100 Dollars ($20,000.00). This receipt of this agreement shall serve to cancel the effect of the termination notice and both parties shall continue to be responsible for its obligations under this Lease through the expiration date. The right to send notice to the other party to terminate this Lease in accordance with this Paragraph 26K(i) shall expire at the end of twelve (12) months from Lessee's acceptance of the Premises.

(ii) Lessee shall be responsible for the 1) the cost of the City of Houston Certificate of Occupancy application fee, and 2) the costs for any work to the Premises required by the City of Houston to satisfy compliance issues connected with the City of Houston Inspection Report or to obtain the Certificate of Occupancy that is specific to Lessee's occupancy or use of the Premises as permitted by the Lease, or modifications or alterations of the Premises performe3d by or contracted for b y Lessee. The right to terminate this Lease in accordance with this Paragraph 26K(i) does not apply to the work required City of Houston to satisfy compliance issues connected with the City of Houston Inspection Report or to obtain the Certificate of Occupancy that is specific to Lessee's occupancy or use of the Premises as permitted by the Lease, or modifications or alterations of the Premises performed by or contracted for by Lessee.

26L. In exchange for Lessor not requiring a guaranty for this Lease from it parent company, Industrial Data Systems Corporation, Lessee agrees that it will not in any way circumvent the responsibilities of Lessee under this lease (i.e. transfer assets of Lessee to Industrial Data Corporation or any affiliated companies of Lessee).

                                  EXHIBIT "A"



                              HEDGECROFT SQUARE 08
                                  757 KENRICK

[FLOOR PLAN]

                                  EXHIBIT "B"


                              HEDGECROFT SQUARE 08
                             757 Kenrick, Suite 100
                        11,427 sf. Total / 2,828 Office

[FLOOR PLAN]

                                  EXHIBIT "C"

PROJECT RULES AND REGULATIONS

1. Lessor agrees to rekey the lock(s) to Lessee's space and furnish Lessee with eight (8) entry keys without charge. Lessor shall not be responsible for Lessee's keys nor shall Lessor keep a key at Lessor's office for Lessee's space.

2. No Lessee shall at any time occupy any part of the Premises, Building of which the Premises are a part and/or the Project as sleeping or lodging quarters.

3. Lessor will not be responsible for lost or stolen personal property, equipment, money or jewelry from Lessee's area or public rooms regardless of whether or not such loss occurred when the area is locked against entry.

4. No birds, fowl, or animals shall be brought into or kept in or about the Premises, Building of which the Premises are a part and/or the Project.

5. The water closets and other water fixtures shall not be used for any purpose other than those for which they were constructed, and any damage resulting to them from misuse, or the defacing or injury of any part of the Premises, Building of which the Premises are a part and/or the Project shall be borne by the person who shall occasion it. No person shall waste water by interfering with the faucets or otherwise.

6. No person shall disturb the occupants of the Building and/or the Project by the use of any musical instruments, the making of unseemly noises, causing objectionable odors, or any unreasonable use.

7. For purposes of good housekeeping, safety and cleanliness of the area outside the Premises and of the common areas, Lessee must keep all refuse and debris in containers. If Lessee fails in this respect, Lessor may give written notification to Lessee to clean up such refuse and debris. If Lessee does not remedy the situation within forty-eight (48) hours from receipt of such notification, Lessor retains the right to clean up the area and bill the Lessee for such work.

8. No item, including, but not limited to, vehicles, trailers, temporary structures, supplies or equipment, shall be stored outside the Premises within the Project without the express permission of the Lessor, except as otherwise provided for in this Lease.

9. Lessee shall not block or obstruct the driveway or place rubbish, trash, litter or material of any similar nature in such area. Lessee shall place approved trash receptacles only in designated areas.

10.  Lessee may not operate any recreational vehicles around the Project.

11.  Lessee may not repair any vehicle outside the Premises.

12. Lessee may not leave any vehicle outside the Premises over seventy-two (72) hours that has a flat tire or is inoperative for any reason.

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

13.  Pest Control / Extermination in the Premises is a Lessee expense.

14. No washing of any type (other than a reasonable rest-room or kitchen washing) will take place in the Premises including the truck apron and parking areas.

15. Lessee will furnish and maintain an adequate number of fire extinguishers in good operating condition as may be reasonably required by Lessor and will also comply with such safety recommendations and loss prevention and loss reduction recommendations as Lessor or Lessor's insurance carriers (or both) may, from time to time request.

16. Lessee shall not authorize anyone to walk upon, inspect, install anything upon, or repair the roof of the project.

17. Lessee and its employees, agents and invitees shall park their vehicles only in those parking areas designated by Lessor. If Lessee or its employees, agents or invitees park their vehicles in areas other than the designated parking areas or leave any vehicle in a state of disrepair, Lessor, after giving written notice to Lessee of such violation, shall have the right to remove such vehicles at Lessee's expense.

18. Lessor reserves the right to make such other and further reasonable rules and regulations as in its judgment may from time to time be needed, for the safety, care and cleanliness of the project, and for the reservation of good order therein.

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

                                  EXHIBIT "D"



Notice to Seller/Lessor-Buyer/Lessee
RE:  NATIONAL FLOOD INSURANCE PROGRAM
U.S. DEPARTMENT OF HOUSING AND URBAN DEVELOPMENT

Date:  May 18,2001

To:    Constant Power Manufacturing. Inc.
       ---------------------------------

Re:    757 Kenrick. Suite 100, Houston, Texas 77060
       --------------------------------------------

The above property has been identified as being located in a Special Flood Hazard Area (100-year flood plain). Federal law requires that, as a condition of obtaining federally related financing on most properties located in "flood zones", banks, savings and loan associations, and some insurance lenders require flood insurance to be carried where the property, real or personal, is security for the loan.

This requirement is mandated by the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973. The purpose of the program is to provide flood insurance to property owners at a reasonable cost. Cities or counties participating in the National Flood Insurance Program may have adopted building or zoning restrictions, or other measures, as part of their participation in the program. You should contact the city or county in which the property is located to determine any such restrictions.

The extent of coverage available to your area and the cost of this coverage may vary, and for further information, you should consult your lender or your insurance carrier.

NO REPRESENTATION OR RECOMMENDATION IS MADE BY Houston Industrial Assets, L.P., OR ITS AGENTS OR EMPLOYEES, AS TO THE LEGAL EFFECT, INTERPRETATION, OR ECONOMIC CONSEQUENCES OF THE NATIONAL FLOOD INSURANCE PROGRAM AND RELATED LEGISLATION. THESE ARE QUESTIONS THAT YOU SHOULD ADDRESS TO YOUR LENDER OR YOUR INSURANCE CARRIER.

Receipt of a copy of this notice is hereby acknowledged.


Constant Power Manufacturing, Inc.
---------------------------------


By: //William A. Coskey//
   ----------------------

Title: President

Date: May 30, 2001

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